                                                                 Exhibit 4(l)

                    FIFTH AMENDMENT TO CREDIT AGREEMENT
                    -----------------------------------

            THIS FIFTH AMENDMENT TO CREDIT AGREEMENT ("FIFTH AMENDMENT") is executed as of the 21st day of April, 1995, by K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the "COMPANY") and BANK ONE, INDIANAPOLIS, NATIONAL ASSOCIATION (the "BANK").

                                  Recitals
                                  --------

            1. The Company and the Bank are parties to a Credit Agreement, dated September 30, 1993, as amended by a First Amendment to Credit Agreement, dated June 28, 1994, as further amended by a Second Amendment to Credit Agreement, dated as of November 1, 1994, as further amended by a Third Amendment to Credit Agreement, dated as of November 14, 1994 (the "Third Amendment"), and as further amended by a Fourth Amendment to Credit Agreement, dated as of February 10, 1995 (the "Fourth Amendment"), all executed by the Company and the Bank (collectively, as so amended, the "Original Agreement").

            2. As of March 31, 1995, the Company did not satisfy the requirements of Sections 7.g(ii), (iii) and (iv) of the Original Agreement applicable as of that date (such violations in this Fifth Amendment being collectively called the "Existing Noncompliance Events"). The term "Existing Noncompliance Events" does not include any violations of or non-compliance with any of the provisions of Section 7.g, as amended from time to time, which occur, continue or exist after the amendments to Section 7.g made pursuant to this Fifth Amendment.)

            3. The Company has requested the Bank, in accordance with and subject to the terms of this Fifth Amendment, to: (a) agree to an amendment of certain of the financial covenants of the Company, as set forth in
Section 7.g of the Original Agreement, for the period from and after March 31, 1995 through May 30, 1995; (b) agree to defer $3,200,000 of the scheduled reduction of the Commitment to occur as of April 1, 1995, until May 15, 1995; and (c) agree to other amendments to the Original Agreement, as set forth herein.

                                   Agreement
                                   ---------

            NOW, THEREFORE, in consideration of the premises and their mutual covenants herein, the Company and the Bank agree as follows:

            1.    TERMS.  All terms used in this Fifth Amendment, including
                  -----
its Recitals, which are defined in the Original Agreement, as amended by this Fifth Amendment, and which are not otherwise defined herein, shall have the respective meanings ascribed to them in the Original Agreement, as amended by this Fifth Amendment.

            2.    AMENDMENTS TO ORIGINAL AGREEMENT.
                  --------------------------------

            (a) Section 1 of the Original Agreement is hereby amended by adding thereto new Section 1.kkk, reading as follows:

                  "kkk. Fifth Amendment.  'Fifth Amendment' means that
                        ---------------
                  agreement entitled 'Fifth Amendment to Credit Agreement' between the Company and the Bank, dated as of April 21, 1995."

            (b) Effective April 1, 1995, Section 7.g(ii), Section 7.g(iii) and Section 7.g(iv) of the Original Agreement each hereby are amended and restated in their entireties to read as follows:

                  "g.   (ii)  Minimum Working Capital.  The Company shall
                              -----------------------
                              maintain an excess of current assets over current liabilities of not less than the amounts shown in the following table on the dates and at all times during the periods indicated:

                                                            Minimum
                                                            Working
                              Period                        Capital
                              ------                        -------
                              at Sept. 30, 1994,
                               and through
                               Oct. 30, 1994                $ 8,500,000

                              at Oct. 31, 1994,
                               and through
                               Nov. 29, 1994                $ 2,400,000

                              at Nov. 30, 1994,
                               and through
                               Dec. 30, 1994                $ 2,800,000

                              at Dec. 31, 1994,
                               and through
                               Jan. 30, 1995                $ 2,600,000

                              at Jan. 31, 1995,
                               and through
                               Feb. 27, 1995                $ 3,100,000

                                    -2-

                              at Feb. 28, 1995,
                               and through
                               Mar. 30, 1995                $ 3,400,000

                              at Mar. 31, 1995,
                               and through
                               May 30, 1995                 $ 3,800,000


                              at May 31, 1995,
                               and at all times
                               thereafter                   $18,050,000

            "g.   (iii) Tangible Net Worth.  The Company shall maintain its
                        ------------------
                        Tangible Net Worth at levels not less than those shown in the following table on the dates and at all times during the periods indicated:

                                                            Minimum
                                                            Tangible Net
                              Period                        Worth
                              ------                        ------------
                              at Sept. 30, 1994,
                               and through
                               Oct. 30, 1994                $ 6,900,000

                              at Oct. 31, 1994,
                               and through
                               Nov. 29, 1994                $ 6,900,000

                              at Nov. 30, 1994,
                               and through
                               Dec. 30, 1994                $ 8,250,000

                              at Dec. 31, 1994,
                               and through
                               Jan. 30, 1995                $ 8,550,000

                              at Jan. 31, 1995,
                               and through
                               Feb. 27, 1995                $ 8,900,000

                              at Feb. 28, 1995,
                               and through
                               Mar. 30, 1995                $ 9,400,000

                                    -3-

                              at Mar.31, 1995,
                               and through
                               May 30, 1995                 $ 9,900,000

                              at May 31, 1995,
                               and at all times
                               thereafter                   $14,700,000

                  For purposes of determining compliance with this
                  Section 7.g(iii), the minimum amount of Tangible Net Worth required hereunder for each indicated date and period which follows the date any Additional Capital obtained by the Company automatically shall be increased by an amount equal to the net proceeds of the Additional Capital is obtained by the Company, effective as of the date received by the Company."

            "g.   (iv)  Ratio of Liabilities to Tangible Net Worth.  The
                        ------------------------------------------
                        Company shall maintain the ratio of its total liabilities to its Tangible Net Worth at levels not greater than those shown in the following table on the dates and at all times during the periods indicated:

                        Period                                Ratio
                        ------                                -----
                        at Sept. 30, 1994,
                         and through
                         Oct. 30, 1994                      3.1 to 1.0

                        at Oct. 31, 1994,
                         and through
                         Nov. 29, 1994                      3.3 to 1.0

                        at Nov. 30, 1994,
                         and through
                         Dec. 30, 1994                      2.5 to 1.0

                        at Dec. 31, 1994,
                         and through
                         Feb. 27, 1995                      2.35 to 1.0

                        at Feb. 28, 1995,
                         and through
                         Mar. 30, 1995                      2.25 to 1.0

                                    -4-

                         at Mar. 31, 1995,
                         and through
                         May 30, 1995                       2.15 to 1.0

                        at May 31, 1995,
                         and at all times
                         thereafter                         2.0  to 1.0

                  For purposes of determining compliance with this covenant, the term 'liabilities' shall include all capital lease obligations of the Company and its Subsidiaries, determined as of any date the ratio is to be tested."

            (c) Effective April 1, 1995, the additional text added to the end of Section 2.a of the Original Agreement by the terms of
                  Section 3 of the Third Amendment is hereby amended in its entirety to read as follows:

                  "Notwithstanding the foregoing or any other provision of this Agreement to the contrary, the amount of the Commitment automatically shall reduce to the amounts shown in the following table on the dates and for the periods indicated:

                                                         Commitment - Maximum
                  Date/Period                                    Amount
                  -----------                            --------------------
                  On December 15, 1994
                   through December 31, 1994                $ 9,925,000


                  On January 1, 1995,
                   through January 31, 1995                 $ 9,625,000

                  On February 1, 1995,
                   through February 28, 1995                $ 9,325,000

                  On March 1, 1995,
                   through April 30, 1995                   $ 8,925,000

                  On May 1, 1995,
                   through May 14, 1995                     $ 8,625,000


                  On May 15, 1995,
                   through May 31, 1995                     $ 5,425,000

                                    -5-

                  On June 1, 1995,
                   through June 30, 1995                    $ 5,125,000

                  On July 1, 1995,
                   through July 31, 1995                    $ 4,825,000

                  On August 1, 1995
                   through August 31, 1995                  $ 4,525,000

                  On September 1, 1995,
                   through September 30, 1995               $ 4,225,000

                  On October 1, 1995,
                   through October 31, 1995                 $ 3,925,000

                  On November 1, 1995,
                   through November 30, 1995                $ 3,625,000

                  On December 1, 1995,
                   through December, 1995                   $ 3,325,000

                  On January 1, 1996,
                   through January 31, 1996                 $ 3,025,000

                  On February 1, 1996,
                   through February 28, 1996                $ 2,725,000

                  On March 1, 1996,
                   through March 31, 1996                   $ 2,425,000

                  On April 1, 1996
                   and thereafter                                 -0-

                  If at any time the unpaid principal balance of the Revolving Loan exceeds the amount of the Commitment, by reason of a reduction of that amount or otherwise, the Company shall pay within three (3) Banking Days to the Bank, without demand or notice of any sort, a principal amount equal to such excess to be applied against the principal balance of the Revolving Loan."

                              As consideration for the amendments to the
                  Commitment maximum amounts set forth in the Fifth Amendment, the Company shall pay to the Bank a deferral and amendment fee in the amount of $750 per calendar day (a) for each calendar day of April, 1995, that the outstanding principal balance of the Revolving Loan on such day exceeds $5,725,000, and
                  (b) for each calendar day during the period of May 1, 1995, through May 15, 1995, that the outstanding principal balance of the Revolving Loan on such day exceeds $5,425,000 (the "Deferral Fee"). The Deferral Fee shall be payable daily,
                  as it accrues.   The Deferral Fees accrued for each day in
                  April, 1995, prior to the date of the Fifth Amendment shall be paid concurrently with the execution of the Fifth Amendment.

            (d) The last sentence in Section 3.a. of the Original Agreement is hereby amended and restated in its entirety as follows:

                  "In the event that the Trustee does not timely reimburse the Bank for any A Drawing, B Drawing or C Drawing under the Direct-Pay Letter of Credit, together with the related transaction fee, then the Company shall pay to the Bank immediately and unconditionally upon demand an amount equal to the unreimbursed portion of the related transaction fee, together with interest on such amounts at the Prime Rate plus five (5%) percent per annum (calculated on the basis that an entire year's interest is earned in 360 days) from the date of payment of such drawing until the amounts thereof are reimbursed to the Bank."

            (e) The third sentence in Section 4 of the Original Agreement is hereby amended and replaced in its entirety as follows:

                  "The Company shall immediately reimburse the Bank for any amount which the Bank pays on account of the Standby Letter of Credit, together with interest on the amount or amounts advanced at the Prime Rate plus five percent (5%) per annum until paid in full."

            3.    REPRESENTATIONS AND WARRANTIES.  The Company hereby
                  ------------------------------
affirms and warrants to the Bank that the representations and warranties contained in the Original Agreement are complete and correct as of the date of this Fifth Amendment, except that (i) they shall be deemed also to refer to this Fifth Amendment, as well as all documents named herein, and (ii) Section 5.d of the Original Agreement shall be deemed also to refer to the most recent audited and unaudited consolidated financial statements of the Company furnished to the Bank.

            4.    EVENTS OF DEFAULT.  The Company certifies and warrants
                  -----------------
to the Bank that no Event of Default or Unmatured Event of Default under the Original Agreement has occurred and is continuing as of the date of this Fifth Amendment, excepting only the Existing Noncompliance Events.

            5.   RELEASE.  The Company and Guarantors for themselves and
                 -------
their respective legal representatives, successors, assigns (collectively, the "RELEASING PARTIES"), each hereby RELEASES AND DISCHARGES the Bank and its respective officers, directors, agents, employees, attorneys, legal representatives, successors and assigns (collectively, the "RELEASED PARTIES") from any and all claims, demands, damages, and causes of action which any of the Releasing Parties has asserted or claimed or might now or hereafter assert or claim against any of the Released Parties, whether known or unknown, arising out of, related to, or in any way connected with any Prior Related Event (as such term is hereinafter defined). As used in this Fifth Amendment, the term "PRIOR RELATED EVENT" shall mean any act, omission, circumstance, agreement, loan, extension of credit, transaction, event, action or occurrence between or involving all or any of the Releasing Parties and all or any of the Released Parties, made, extended or occurring at any time or times prior to the execution of this Fifth Amendment, and which was related to, based upon or in any manner connected with, directly or indirectly, any of the Obligations, the Credit Documents, or the transactions contemplated thereby or undertaken pursuant thereto or in connection therewith, including without limitation, without in any respect limiting the generality of the foregoing: (i) any action taken on or prior to the execution of this Fifth Amendment to obtain payment or performance of any of the Obligations, or to otherwise enforce or exercise any right or purported right of the Bank as a creditor of the Company or either of the Guarantors; and (ii) any refusal by the Bank to waive any default or noncompliance with any of the terms or requirements of any of the Credit Documents. The Bank's execution of this Fifth Amendment shall not constitute an acknowledgement or admission by any of the Released Parties of liability for any matter or precedent upon which liability may be asserted. The release granted by this Section 5 is in addition to, and not in substitution or replacement of, the releases granted to the Bank and the other Released Parties in the Third Amendment and in the Fourth Amendment. The Company and the Guarantors, respectively, each acknowledge by their execution of this Fifth Amendment that the execution of this Fifth Amendment by the Bank is of substantial and continuing value and benefit to each of them, which value and benefit is of more than adequate consideration for the release granted by this Section 5.

            6.    NONCOMPLIANCE WITH ORIGINAL AGREEMENT.  The Bank
                  -------------------------------------
does not waive any of its rights and remedies available under the Original Agreement, as amended by this Fifth Amendment, except with respect to the Existing Noncompliance Events. The Bank and the Company agree that notwithstanding the Bank's execution and delivery of this Fifth Amendment, the Bank shall retain the right to exercise all of its rights and remedies at any time under the Original Agreement and under each of the other Credit Documents with respect to any Event of Default other than the Existing Noncompliance Events, including the right to take the actions authorized in Section 11 of the Original Agreement. The Company acknowledges and agrees that all of the Credit Documents are now and, until otherwise agreed in writing by the Bank and the Company, shall remain in full force and effect in accordance with their respective terms. Except as set forth in this Fift is not waiving any of the terms or provisions of the Credit Documents or any of their respective rights and remedies thereunder. Any prior, current or future forbearance by the Bank in the declaration of defaults or the exercise of rights and remedies (whether such forbearance is done informally or pursuant to written agreement) shall not: (i) impair, waive, diminish, release, terminate, prejudice or in any manner affect the rights of the Bank in and to any of the collateral for the Obligations or any of the Guaranty Agreements or any of the other rights and remedies of the Bank (whether arising under any of the Credit Documents or otherwise); or (ii) establish or be deemed to establish any precedent or course of dealing with respect to any of the Obligations, such collateral or the Guaranty Agreements.

            The Bank hereby waives its right to exercise any of its remedies under Section 11 of the Original Agreement or under any of the other Credit Documents by reason of the Existing Noncompliance Events. Any failure by the Company to comply in all respects with the Financial Covenants set out in
Section 7(g) of the Original Agreement after the date of this Fifth Amendment shall constitute an Event of Default which is not an Existing Noncompliance Event and has not been waived, directly or by implication, pursuant to the provisions of this Section 6.

      The Company acknowledges that all of the Obligations are enforceable in accordance with their respective terms and that the Company does not have any claim, counterclaim, defense or set-off against the Bank or any of the Obligations. The limited waiver set forth in this Section 6 shall not be construed to be, and is not, a commitment or undertaking, express or implied, by the Bank to grant any further or additional waiver of any Event of Default, now or hereafter existing, or to further amend in any respect the Original Agreement.

            7.   STANDBY LETTER OF CREDIT - AMENDMENT/EXTENSION OF EXPIRY DATE.
                 -------------------------------------------------------------
The Company hereby requests the Bank, on or prior to April 25, 1995, to extend the expiry date of the Standby Letter of Credit from April 30, 1995, to May
30, 1995. The Bank hereby agrees to make this extension of the expiry date, provided that the following conditions precedent are satisfied: (a) an Amendment to the Standby Letter of Credit, in form and substance satisfactory to the Bank, effecting the amendment in the expiry date to May 30, 1995, shall have been executed by the Company and an Acceptance of that Amendment shall have been executed and delivered to the Bank by the beneficiary of the Standby Letter of Credit; (b) the Bank shall have been paid by the Company an extension fee of $6,375.37; and (c) no Event of Default shall have occurred and remain outstanding on the date the Amendment is executed by the Bank. The Company agrees and acknowledges that (i) the Bank has no further obligation to extend the expiry date of the Standby Letter of Credit, and (ii) the extensions to the expiry date of the Standby Letter of Credit effected by the Fourth Amendment or by this Fifth Amendment shall not establish or be deemed to establish any precedent or course of dealing with respect to the Standby Letter of Credit.

            8.   CLOSING DOCUMENTS.  As conditions precedent to the
                 -----------------
effectiveness of this Fifth Amendment, the Bank shall first receive the following contemporaneously with the execution and delivery of this Fifth Amendment (where applicable), duly executed, dated and in form and substance satisfactory to the Bank:

            A. Certified copies of the resolutions of the respective Boards of Directors of the Company and of each of the Guarantors, authorizing the execution, delivery and performance of this Fifth Amendment and any other document required under this Fifth Amendment to which such corporation is a party.

            B. Certificates signed by the respective Secretaries or an Assistant Secretary of the Company and of each of the Guarantors, certifying the name of the officer or officers authorized to sign this Fifth Amendment and any other document required under this Fifth Amendment to which such corporation is a party, together with a sample of the true signature of each such officer.

            C. Payment by the Company of the legal expenses and out of pocket expenses incurred by the Bank for special counsel in connection with the negotiation, preparation and closing of this Fifth Amendment, amendment of the Standby Letter of Credit, and in connection with the Existing Noncompliance Events.

            D. The Consent of each of the Guarantors in the forms attached to this Fifth Amendment as EXHIBIT "A-1" and EXHIBIT "A-2,"
                                             -------------     --------------
                  respectively.

            E. An opinion of counsel to the Company and the Guarantors, Messrs. Gallop, Johnson & Neuman, issued to the Bank as of the date of this Fifth Amendment, in form and substance the same as attached to this Fifth Amendment as EXHIBIT B.
                                                              ---------

            F. Such other documents as may be reasonably required by the Bank.

            G. Payment by the Company to the Bank of that portion of the Deferral Fee which has accrued through the date of this Fifth Amendment, being $15,750.00.

            H. Payment by the Company to the Bank of a default waiver and amendment fee in the amount of $13,719.29.

In addition, the Company agrees to pay, promptly upon receipt of the Bank's invoice, all out of pocket expenses incurred by the Bank and its employees and officers, in connection with the negotiation, preparation and closing of this Fifth Amendment, amendment of the Standby Letter of Credit, and in connection with the Existing Noncompliance Events.

            9.    EFFECT OF FIFTH AMENDMENT.  Except as amended in this
                  -------------------------
Fifth Amendment, all of the terms and conditions of the Original Agreement shall continue unchanged and the Original Agreement, as amended by this Fifth Amendment, remains in full force and effect.

            IN WITNESS WHEREOF, the Company and the Bank, by their respective duly authorized officer, have executed this Fifth Amendment to Credit Agreement as of the date first written above.

                                      K-V PHARMACEUTICAL COMPANY


                                      By: /s/ Gerald R. Mitchell
                                         -------------------------------------
                                          Vice President of Finance
                                         -------------------------------------

                                      BANK ONE, INDIANAPOLIS,
                                      NATIONAL ASSOCIATION


                                      By: /s/ Richard L. Mott, V.P.
                                         -------------------------------------
                                               Richard L. Mott, Vice-President

            The undersigned hereby execute this Fifth Amendment to Credit Agreement ("Fifth Amendment") as of the 21st day of April, 1995, for the purpose of severally making the releases set forth in, and being fully bound by all of the terms of, Section 5 of the Fifth Amendment.

                                      PARTICLE DYNAMICS, INC.



                                      By: /s/ Gerald R. Mitchell
                                         -------------------------------------
                                          Vice President
                                      ----------------------------------------
                                      ETHEX CORPORATION


                                      By: /s/ Gerald R. Mitchell
                                         -------------------------------------
                                          Vice President
                                      ----------------------------------------

                              CONSENT OF GUARANTOR

      The undersigned, being a Guarantor of the Obligations of K-V PHARMACEUTICAL COMPANY (the "Company") in favor of BANK ONE, INDIANAPOLIS, National Association (the "Bank") under that certain Credit Agreement between the Company and the Bank dated September 30, 1993, as amended by a First Amendment to Credit Agreement between the Company and the Bank dated June 28, 1994, but with effect as of April 1, 1994, and as further amended by a Second Amendment to Credit Agreement between the Company and the Bank, dated as of November 1, 1994, and as further amended by a Third Amendment to Credit Agreement between the Company and the Bank, dated as of November 14, 1994, and as further amended by a Fourth Amendment to Credit Agreement between the Company and the Bank, dated as of February 10, 1995 (collectively, the "Original Agreement"), consents to the amendment of the Original Agreement by the Fifth Amendment being executed concurrently with execution of this Consent (the Original Agreement, as amended by the Fifth Amendment, is, collectively, the "Agreement"). The undersigned Guarantor further agrees that the execution, delivery and the performance of the Fifth Amendment and the exhibits attached thereto shall not in any way affect, impair, discharge, relieve or release the obligations of the undersigned under its Guaranty Agreement dated September 30, 1993, which guaranty obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until all Obligations, as they may be further amended from time to time, are fully, finally and irrevocably paid and performed.

      The terms "Guarantor," "Obligations," "Fifth Amendment," and "Guaranty Agreement" are used in this Consent as such terms are defined in the Agreement.


      Dated:     As of April 21, 1995.

                                    ETHEX CORPORATION, a Missouri
                                    corporation



                                    By:
                                          -----------------------------------


                                          -----------------------------------
                                          (printed name and title)









                                    EXHIBIT A-1

                              CONSENT OF GUARANTOR

      The undersigned, being a Guarantor of the Obligations of K-V PHARMACEUTICAL COMPANY (the "Company") in favor of BANK ONE, INDIANAPOLIS, National Association (the "Bank") under that certain Credit Agreement between the Company and the Bank dated September 30, 1993, as amended by a First Amendment to Credit Agreement between the Company and the Bank dated June 28, 1994, but with effect as of April 1, 1994, and as further amended by a Second Amendment to Credit Agreement between the Company and the Bank, dated as of November 1, 1994, and as further amended by a Third Amendment to Credit Agreement between the Company and the Bank, dated as of November 14, 1994, and as further amended by a Fourth Amendment to Credit Agreement between the Company and the Bank, dated as of February 10, 1995 (collectively, the "Original Agreement"), consent to the amendment of the Original Agreement by the Fifth Amendment being executed concurrently with execution of this Consent (the Original Agreement, as amended by the Fifth Amendment, is, collectively, the "Agreement"). The undersigned Guarantor further agrees that the execution, delivery and the performance of the Fifth Amendment and the exhibits attached thereto shall not in any way affect, impair, discharge, relieve or release the obligations of the undersigned under its Guaranty Agreement dated September 30, 1993, which guaranty obligations are hereby ratified, confirmed and reaffirmed in all respects and shall continue in full force and effect, until the Obligations, as they may be further amended from time to time, are fully, finally and irrevocably paid and performed.

      The terms "Guarantor," "Obligations," "Fifth Amendment," and "Guaranty Agreement" are used in this Consent as such terms are defined in the Agreement.


      Dated:     As of April 21, 1995.

                                    PARTICLE DYNAMICS, INC., a New York
                                    corporation




                                    By:
                                          ----------------------------------


                                          ----------------------------------
                                          (printed name and title)








                                    EXHIBIT A-2

                                                                 EXHIBIT B




                                 April 21, 1995




Bank One, Indianapolis, N.A.
Bank One Center/Tower-Suite 1911
111 Monument Circle
Indianapolis, Indiana  46277

        RE: Fifth Amendment to Credit Agreement with K-V Pharmaceutical
            Company

Gentlemen and Ladies:

      We have acted as counsel to K-V PHARMACEUTICAL COMPANY, a Delaware corporation (the "Company"), PARTICLE DYNAMICS, INC., a New York corporation ("PDI") and ETHEX CORPORATION, a Missouri corporation ("ETHEX"), at their request, in connection with transactions related to a certain Fifth Amendment to Credit Agreement, dated as of April 21, 1995 (the "Fifth Amendment") by and among the Company, PDI, ETHEX and Bank One, Indianapolis, National Association (the "Bank"). This opinion is submitted at the request of the Company, PDI and ETHEX pursuant to Section 8(E) of the Fifth Amendment.

      Except as otherwise provided herein, capitalized terms used in this opinion letter have the same meanings as defined in the Fifth Amendment.

      Our representation of the Company, PDI and ETHEX has been limited to certain items as to which we have been consulted and have devoted substantive attention.

      In rendering this opinion, we have reviewed and relied upon:

      (A)   The Fifth Amendment;

      (B) The Consents of each of the Guarantors in the forms attached to the Fifth Amendment as Exhibit A-1 and Exhibit A-2 (the "Guarantor Consents");

      (C) Certificate of Secretary of the Company regarding authorizing resolutions of the Board of Directors of the Company and officers' incumbency;

Bank One, Indianapolis, N.A.
Page 2

      (D) Certificate of Secretary of PDI regarding authorizing resolutions of the Board of Directors of PDI and officers' incumbency; and

      (E) Certificate of Secretary of ETHEX regarding authorizing resolutions of the Board of Directors of ETHEX and officers' incumbency.

      The Fifth Amendment and the Guarantor Consents are sometimes referred to herein collectively as the "Documents."

      We have also reviewed such other matters of law and fact as we have deemed appropriate in rendering the opinions expressed herein, including without limitation, certificates of good standing, or telephonic confirmations of good standing, of the Company, PDI and ETHEX in their respective states of organization and in the State of Missouri.

      In rendering the opinions set forth herein, we have assumed without undertaking to verify the same by independent investigation: (a) as to questions of fact (but not as to the legal sufficiency of such facts), the accuracy of all representations of the Company, PDI and ETHEX set forth in any document or certification delivered in connection with the execution of the Documents; (b) the conformity to original documents of all documents submitted to us as copies and the authenticity of such original documents and all documents submitted to us as originals; and (c) that each entity, association and/or person executing or delivering the Documents, other than the Company, PDI and ETHEX, has the capacity to do so and to perform all of its, their or his obligations thereunder.

      Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, it is intended to signify that no information has come to the attention of the present partners or associates of our firm who have devoted substantive attention to the transactions contemplated by the Fifth Amendment (including the member of our firm principally responsible for supervising the representation of the Company) which would give such persons actual current knowledge of the existence or absence of such facts. Except to the extent expressly set forth herein, however, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company, PDI or ETHEX.

      We express no opinion with respect to title to any real property or personal property or the perfection or priority of any lien or security interest therein.

Bank One, Indianapolis, N.A.
Page 3

      Each of the opinions hereinafter expressed is subject to each of the following further qualifications:

            (i) We do not regard ourselves as experts in the laws of any jurisdiction other than the State of Missouri, and the opinions expressed by us herein are expressly limited thereto and to the General Corporation Law (Title 8) of the State of Delaware, or, where applicable, to federal law. We have also reviewed the text available to us of the business corporation statute of the State of New York; we do not, however, regard ourselves as experts in the laws of the State of New York. We express no opinion as to whether any provisions of the laws of any other jurisdiction might affect any opinion rendered by us. We note that the Documents recite (as to which we give no opinion) that they are governed by the laws of the State of Indiana. For purposes of this opinion, we have assumed, without inquiry, that the laws of the State of Indiana are the same as the laws of the State of Missouri in all pertinent respects. We also assume, as regards our opinions set forth herein relating to PDI, that the applicable laws of the State of New York are the same as the laws of the State of Missouri in all pertinent respects. We also express no opinion herein with respect to any law, rule or regulation related to: (a) the environment; (b) occupational health or safety; (c) the issuance, sale or transfer of securities; (d) federal or state taxation; or (e) matters within the jurisdiction of the Federal Food and Drug Administration.

            (ii) Our opinions are subject to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally.

            (iii) Our opinions are subject to the limitations imposed by general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Documents and upon the availability of injunctive relief and other equitable remedies, and the application of principles of equity (regardless of whether enforcement is considered in proceedings in law or in equity) in regard to certain covenants and provisions of agreements where (a) the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, including without limitation the acceleration of indebtedness due under the Documents, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the obligee, or, (b) the obligee's enforcement of such covenants or provisions under the circumstances would violate the obligee's implied covenant of good faith and fair dealing, or would be commercially unreasonable.

Bank One, Indianapolis, N.A.
Page 4

            (iv) Any requirement in the Documents specifying that provisions of the Documents may only be waived in writing may not be enforced under Missouri law to the extent that an oral agreement is entered into modifying provisions of the Documents.

            (v) We express no opinion as to the enforceability of any provisions which purport to indemnify any person for gross negligence, reckless or intentional wrongs or which exculpate any person as to liability for wrongs committed to persons other than a party to the instrument purporting to create such exculpation or which exculpate a person for reckless or intentional wrongs.

            (vi) Enforceability of the Documents is subject to R.S.Mo. Sections 443.400 through 443.420 relating to statutory redemption and R.S.Mo. Section 443.350 relating to trustee qualifications.

            (vii) In addition to the foregoing specific issues, certain rights and remedies contained in the Documents may be rendered ineffective, or limited, by generally applicable laws or judicial decisions governing such provisions and the foregoing specific issues referred to in clauses
      (i) through (v) hereof; however, such generally applicable laws and judicial decisions do not in and of themselves, in our opinion, render the Documents invalid as a whole or preclude (A) the judicial enforcement of the obligations of the Company to repay the principal, together with the interest thereon, as provided in the Original Agreement, as amended; or (B) the judicial enforcement of the respective payment obligations of PDI and ETHEX under the Guaranty Agreements referred to in the Guarantor Consents, provided that the Bank shall have acted in good faith and with a reasonable degree of care in connection with the Bank's exercise of its rights under the Documents and its rights relating to the collateral securing the obligations of the Company, PDI and ETHEX under the Documents.

      Based upon the foregoing and subject to the limitations, exclusions and qualifications noted in this opinion letter, we are of the opinion that, as of the date hereof:

      1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation and in good standing under the laws of the State of Missouri.

      2. The execution and delivery of the Fifth Amendment are within the corporate power of the Company and have been duly authorized by all necessary corporate action of the Company.

Bank One, Indianapolis, N.A.
Page 5

      3. The Fifth Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms.

      4. PDI is a corporation validly existing and in good standing under the laws of the State of New York and is duly qualified as a foreign corporation and in good standing under the laws of the State of Missouri.

      5. The execution and delivery of the Guarantor Consent and the Fifth Amendment by PDI are within the corporate power of PDI and have been duly authorized by all necessary corporate action of PDI.

      6. The Guarantor Consent to be executed by PDI and the Fifth Amendment have been duly executed and delivered by PDI and constitute the legal, valid and binding obligations of PDI, enforceable against PDI in accordance with their respective terms.

      7. ETHEX is a corporation validly existing and in good standing under the laws of the State of Missouri.

      8. The execution and delivery of the Guarantor Consent and the Fifth Amendment by ETHEX are within the corporate power of ETHEX and have been duly authorized by all necessary corporate action of ETHEX.

      9. The Guarantor Consent to be executed by ETHEX and the Fifth Amendment have been duly executed and delivered by ETHEX and constitute the legal, valid and binding obligations of ETHEX, enforceable against ETHEX in accordance with their respective terms.

      This opinion letter is limited to the matters set forth herein. This opinion speaks as of the date hereof and we assume no obligation to advise Bank of any changes in the foregoing.

      This opinion letter has been prepared solely in connection with the execution and delivery of the Documents and may not otherwise be quoted or published or be relied upon by anyone other than Bank or for any other purpose unrelated to transactions under the Documents.

                                   Very truly yours,



                                   GALLOP, JOHNSON & NEUMAN, L.C.